Exhibit 99.1

Charlie Schafer to Retire as RVLT President and CFO

•	Schafer will continue to serve on RVLT board

•	Robert V. LaPenta to add role of President and James DePalma to add role of CFO

•	RVLT provides updated guidance for 2015

Stamford, Conn—Revolution Lighting Technologies, Inc. (RVLT), a leading provider of advanced lighting solutions, today announced the retirement of Charles Schafer, its President and Chief Financial Officer for the company, effective July 10, 2015. In this regard, Chairman and CEO Robert V. LaPenta will assume the role of President in addition to his current responsibilities and James DePalma will become the Chief Financial Officer.

Mr. Schafer assumed the position as President and Chief Financial Officer in January 2013 and decided that he wanted to retire to spend more time with his family after a career that has spanned over 45 years, including L-3 Communications and Loral Corporation. He will continue as a board member for the remainder of his term.

“I am grateful to have had the opportunity to work with Charlie for so many years and congratulate him on the growth he helped us achieve at RVLT,” said Robert V. LaPenta, Chairman and Chief Executive Officer, RVLT.

James DePalma is currently on the RVLT Board and is Vice Chairman and Senior Managing Partner of Aston Capital. Mr. DePalma has an extensive merger and acquisition, operational and financial background which includes executive level roles at L-1 Identity Solutions, Viacom, CBS, Westinghouse Electric and PricewaterhouseCoopers. Mr. DePalma has been an active member of the board and has made great strides over the past year focused on shaping our business and financial operations to better align our overall organization with our expected significant level of growth.

“I am pleased and appreciative to have Jim take on this important role given his vast experience which he acquired over three decades,” noted LaPenta. “I expect that Jim will work closely with me and the board as we bring RVLT to the next level of achievement in a very dynamic and fast growing enterprise,” concluded LaPenta.

Updated Guidance

RVLT revenue results for the second quarter of 2015 are expected to be in the $27 million range representing organic growth of over 31% with positive Adjusted EBITDA. The company reiterates that it expects 2015 revenue of $125 million, excluding potential acquisitions, with gross profit margin of 35% and Adjusted EBITDA in the 10-12% range with proforma organic growth of over 35%.

“We continue to see a robust market for our products and lighting solutions and as a result our pipeline of opportunities continues to grow,” said Robert LaPenta, Chairman and Chief Executive Officer.

RVLT will provide a more in depth review of the second quarter in late July or early August when it reports its full results for the quarter.

About Revolution Lighting Technologies Inc.

Revolution Lighting Technologies, Inc. (NASDAQ:RVLT) is a leading LED lighting solutions company. We design, manufacture, market and sell energy-efficient LED and conventional lighting solutions with a strong presence in the industrial, commercial and government markets in the United States, Canada, and around the world. Revolution Lighting has created an innovative, multi-brand, lighting company that offers a comprehensive product platform of high-quality interior and exterior LED lamps and fixtures with a focus on the developing market for LED lighting solutions.

Revolution Lighting markets and distributes its products through a network of independent sales representatives and distributors, as well as through energy savings companies, national accounts and its wholly owned subsidiary, Value Lighting, a leading supplier of lighting solutions to the multifamily residential housing sector and new construction marketplace across the U.S. Other brands within our RVLT family include Lumificient, which supplies LED illumination for the signage industry; and Sentinel, a revolutionary patented and licensed monitoring and smart grid control system for outdoor lighting applications. Revolution Lighting was recognized as a 2014 Deloitte technology fast 500 company. For additional information visit: www.rvlti.com.

Cautionary Statement for Forward-Looking Statements

Statements in this press release relating to projected financial results for the second quarter of 2015 and the full 2015 year are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Reference is made to Revolution Lighting’s filings under the Securities Exchange Act for additional factors that could cause actual results to differ materially, including our history of losses, risks relating to our acquisition strategy, the potential for future dilution to our existing common stockholders, our status as a controlled company, the risk that demand for our LED products fails to emerge as anticipated, the availability of financing for our customers, competition from larger companies, and risks relating to third-party suppliers and manufacturers, as well as the other Risk Factors described in Item 1A of our Form 10-K for the fiscal year ended December 31, 2014. Revolution Lighting Technologies, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.